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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 22, 2005 in this Registration Statement on Form S-1 and in the related Prospectus of TD Holding Corporation for the registration of shares of its common stock.

ERNST & YOUNG LLP

Cleveland, Ohio
December 16, 2005

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CONSENT OF INDEPENDENT ACCOUNTING FIRM